Exhibit 10.20

AMENDMENT

This Amendment (this “Amendment”), dated as of February 10, 2012, amends and modifies the (i) Amended and Restated Investors’ Rights Agreement, dated July 19, 2011 (the “IRA”), by and among Proto Labs, Inc., a Minnesota corporation (the “Company”), and each investor that is party thereto, (ii) Voting Agreement, dated August 1, 2008 and amended May 31, 2011 (the “Voting Agreement”), by and among the Company and each investor (a “Voting Investor”) and key holder (a “Voting Key Holder”) that is party thereto, (iii) Right of First Refusal and Co-Sale Agreement, dated August 1, 2008 (the “ROFR and Co-Sale Agreement”), by and among the Company and each investor (a “ROFR Investor”) and key holder (a “ROFR Key Holder”) that is party thereto.

1. The undersigned, constituting the Company, North Bridge Growth Equity I, L.P., a Delaware limited partnership (“North Bridge”), and Protomold Investment Company, LLC, a Minnesota limited liability company (“PIC”), hereby amend and restate Section 1.18 of the IRA in its entirety as follows:

“1.18 “Qualified IPO” means the Company’s first firm-commitment underwritten public offering of its Common Stock pursuant to an effective registration statement under the Securities Act (provided that if such a public offering is consummated on or after March 15, 2012, and before August 1, 2012, the offering price must be at least $244.12 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization), resulting in at least $40,000,000 of aggregate gross proceeds to the Company; if such a public offering is consummated before March 15, 2012, no minimum offering price or aggregate gross proceeds thresholds apply).”

2. The undersigned, constituting the Company, PIC, the Voting Key Holders (exclusive of PIC) holding a majority of the shares held by the Voting Key Holders, and the holders of a majority of the shares of common stock issued or issuable upon conversion of the outstanding shares of Series A Preferred Stock held by the Voting Investors, hereby amend and restate Section 4 of the Voting Agreement in its entirety as follows:

“4. Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (provided that if such a public offering is consummated on or after March 15, 2012, and before August 1, 2012, the offering price shall be at least $244.12 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization), resulting in at least $40,000,000 of aggregate gross proceeds to the Company; if such a public offering is consummated before March 15, 2012, no minimum offering price or aggregate gross proceeds thresholds apply); and (b) termination of this Agreement in accordance with Section 5.8 below.”

3. The undersigned, constituting the Company, PIC, the ROFR Key Holders (exclusive of PIC) holding a majority of the shares of Transfer Stock (as defined in the ROFR and Co-Sale Agreement) held by all of the ROFR Key Holders, and the holders of a majority of the shares of common stock issued or issuable upon conversion of the outstanding shares of Series A Preferred Stock held by the ROFR Investors, hereby amend and restate Section 6.1 of the ROFR and Co-Sale Agreement in its entirety as follows:

“6.1 Term. This Agreement shall automatically terminate upon the earlier of (a) except with respect to Section 5 above, which shall continue as provided therein, immediately prior to the consummation of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (provided that if such a public offering is consummated on or after March 15, 2012, and before August 1, 2012, the offering price shall be at least $244.12 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization), resulting in at least $40,000,000 of aggregate gross proceeds to the Company; if such a public offering is consummated before March 15, 2012, no minimum offering price or aggregate gross proceeds thresholds apply), and (b) the consummation of a Deemed Liquidation Event (as defined in the Company’s Amended and Restated Articles of Incorporation).”

4. Except as amended as set forth above, the IRA, the Voting Agreement and the ROFR and Co-Sale Agreement shall continue in full force and effect.

5. Miscellaneous.

(a) Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties’ respective successors and assigns.

(b) Authority. Each of the signatories hereto certifies that such party has all necessary authority to execute this Amendment.

(c) Counterparts; Facsimile. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be as effective as original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

PROTO LABS, INC.

By:	/s/ Bradley A. Cleveland
Bradley A. Cleveland, President and Chief Executive Officer

/s/ Lawrence J. Lukis
Lawrence J. Lukis, individually

PROTOMOLD INVESTMENT COMPANY, LLC

By:	/s/ Brian K. Smith
Brian K. Smith, Chief Manager

NORTH BRIDGE GROWTH EQUITY I, L.P.

By:	North Bridge Growth Management, L.P., its General Partner

By: NBGE GP, LLC, its General Partner

By:	/s/ Douglas Kingsley
Douglas Kingsley, Partner

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